UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of C. Marc Richards as Chief Financial Officer

On September 27, 2020, MEDNAX, Inc., a Florida corporation (the “Company”), through a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. C. Marc Richards, the Company’s Executive Vice President (the “Richards Employment Agreement”), pursuant to which Mr. Richards will assume the additional roles of Chief Financial Officer and Principal Financial Officer of the Company, effective October 1, 2020. Mr. Richards will succeed Mr. Stephen D. Farber, who will depart as Executive Vice President, Chief Financial Officer and Principal Financial Officer of the Company, effective October 1, 2020.

Under the terms of the Richards Employment Agreement, Mr. Richards is to receive, among other things and subject to certain exceptions and conditions set forth therein, (i) an annual base salary of $500,000 (prorated for 2020); (ii) a target annual incentive bonus equal to 100% of his annual base salary (prorated and payable at target for 2020) based on performance metrics to be determined annually by the Compensation Committee of the Board of Directors of the Company; (iii) benefits and perquisites consistent with those provided to other senior executive officers of the Company; and (iv) severance for a termination without “cause” or for “good reason” equal to 24 months of Mr. Richards’ base salary, plus one and one-half times the greater of Mr. Richards’ target annual performance bonus or his average annual performance bonus for the three prior years, plus a pro rata bonus for the year of termination and the continuation of certain benefits for specified periods. The Richards Employment Agreement also contains customary non-competition, non-solicitation, non-disparagement and confidentiality provisions. The foregoing description of the Richards Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Richards Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

In connection with Mr. Richards’ entry into the Richards Employment Agreement, on September 26, 2020, Mr. Richards was granted (i) 43,371 restricted shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) under the Company’s Amended and Restated 2008 Incentive Compensation Plan (the “Plan”), which shares must be held until the earlier of (x) the fifth anniversary of the grant date and (y) the date of the closing of a Change in Control (as defined in the Plan), subject to certain exceptions set forth in the corresponding restricted stock agreement; and (ii) 192,400 performance options to purchase shares of Common Stock under the Plan, with performance vesting terms set forth in the corresponding non-qualified option agreement.

Prior to joining the Company as Executive Vice President in September 2020, Mr. Richards, age 49, served as Chief Financial Officer of Quality Care Properties (“QCP”), a self-managed and self-administered real estate investment trust focused on post-acute/skilled nursing and memory care/assisted living properties, from October 2016 to July 2018. In this role he oversaw the spin-off of QCP from Healthcare Property Investors (“HCP”) and the eventual merger of QCP with Welltower. Prior to the establishment of QCP, Mr. Richards served as a consultant to HCP from March 2016 to October 2016. Mr. Richards previously served as Executive Vice President and Chief Administrative Officer of Washington Prime Group Inc. from January 2015 to January 2016 and as Chief Financial Officer from May 2014 to January 2015. From January 2013 to May 2014, Mr. Richards served as Chief Financial and Administrative Officer of Sunrise Senior Living, LLC (“Sunrise”). He served as Chief Financial Officer of Sunrise from March 2011 to January 2013 and as Chief Accounting Officer of Sunrise from July 2009 to March 2011. Before joining Sunrise, Mr. Richards served in executive roles with JE Robert Companies, Republic Property Trust and The Mills Corporation. Mr. Richards received his Bachelor of Science from George Mason University, a Master of Science in Accounting from Strayer University and a Master of Taxation from Old Dominion University and is a Certified Public Accountant.

There are no family relationships among Mr. Richards and any of the Company’s directors or executive officers. Other than as described in this Current Report on Form 8-K and in the Current Report on Form 8-K filed on August 25, 2020 disclosing the appointment of Mr. Richards as Executive Vice President and the entry into an offer letter with Mr. Richards, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Richards had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Andreano Employment Agreement

On September 27, 2020, Mr. Dominic J. Andreano, the Company’s Executive Vice President, General Counsel and Secretary, and a wholly owned subsidiary of the Company entered into an amended and restated employment agreement (the “Andreano Employment Agreement”), superseding that certain Amended and Restated Employment Agreement, dated as of February 13, 2020, as amended, between the wholly owned subsidiary and Mr. Andreano (the “Prior Andreano Employment Agreement”). The Andreano Employment Agreement is substantially consistent with the Richards Employment Agreement. Mr. Andreano’s annual base salary and target annual incentive bonus are unchanged from the Prior Andreano Employment Agreement. The foregoing description of the Andreano Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Andreano Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

In connection with Mr. Andreano’s entry into the Andreano Employment Agreement, on September 26, 2020, Mr. Andreano was granted (i) 21,686 restricted shares of Common Stock under the Plan, with one-half of such shares vesting on the second anniversary of the grant date and one-half of such shares vesting on the third anniversary of the grant date; and (ii) 96,000 performance options to purchase shares of Common Stock under the Plan, with performance vesting terms set forth in the corresponding non-qualified option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: September 29, 2020	By:	/s/ Mark S. Ordan
Mark S. Ordan Chief Executive Officer